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EXHIBIT 99.3

                                            COMPENSATION COMMITTEE APPROVED FORM
                                                                  APRIL 27, 2005

                         AMERICAN TECHNOLOGY CORPORATION
                           2005 EQUITY INCENTIVE PLAN
                              STOCK AWARD AGREEMENT



                  Unless otherwise defined herein, the terms defined in the American Technology Corporation 2005 Equity Incentive Plan (the "Plan") shall have the same defined meanings in this Stock Award Agreement.

I.       NOTICE OF RESTRICTED STOCK GRANT

         You have been granted restricted shares of Common Stock, subject to the terms and conditions of the Plan and this Stock Award Agreement, as follows:

         Name of Awardee:
                                             ---------------------------

         Total Number of Shares Granted:
                                             ---------------------------

         Purchase Price per Share:           $
                                             ---------------------------

         Fair Market Value per Share:        $
                                             ---------------------------

         Grant Date:
                                             ---------------------------

         Vesting Commencement Date:
                                             ---------------------------

         Vesting Schedule:          [Subject to Section II.H below, the first [
                                    ]% of the Shares subject to this Stock Award
                                    Agreement shall vest on the Vesting
                                    Commencement Date, and [ ]% of the Shares subject to this Stock Award Agreement shall vest each [month/quarter/year] of the
                                    Vesting Commencement Date, subject to the Awardee continuing to be a Service Provider on such dates. Vesting shall accelerate as provided in Section II.C below.]



II. AGREEMENT

A. GRANT OF RESTRICTED STOCK. Pursuant to the terms and conditions set forth in this Stock Award Agreement (including Section I above) and the Plan, American Technology Corporation, a Delaware corporation (the "Company"), grants to the Awardee named in Section I above, on the Grant Date set forth in Section I above, the number of Shares set forth in Section I above. The granted Shares may be subject to a purchase price, as set forth in Section I above.


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B. PURCHASE OF RESTRICTED STOCK. If the granted Shares are subject to a purchase price, as set forth in Section I above, the Awardee shall have the right to purchase such Shares at the specified purchase price in accordance with such procedures as may be established by the Administrator from time to time.

C. VESTING. The Awardee shall vest in the granted Shares in accordance with the vesting schedule provided for in Section I above; provided, however, that the Awardee shall cease vesting in the granted Shares upon the Awardee's Termination of Service. Notwithstanding the foregoing, the Awardee shall vest in all granted Shares if the Company is subject to a Change in Control before the Awardee's Termination of Service, and the Awardee is subject to an Involuntary Termination (defined below) in anticipation of or within 24 months after the Change in Control. For purposes of this Award, the term "Change in Control" shall not include any underwritten public offering of Shares registered under the Securities Act of 1933, as amended (the "Securities Act").

         The term "Involuntary Termination" shall mean the Awardee's Termination of Service by reason of the involuntary discharge of the Awardee by the Company (or the Affiliate employing him or her) for reasons other than Cause (defined below), death or Total and Permanent Disability. The term "Cause" shall mean (1) the Awardee's theft, dishonesty, or falsification of any documents or records of the Company or any Affiliate; (2) the Awardee's improper use or disclosure of confidential or proprietary information of the Company or any Affiliate; (3) any action by the Awardee which has a detrimental effect on the reputation or business of the Company or any Affiliate; (4) the Awardee's failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Awardee of any employment or service agreement between the Awardee and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; (6) the Awardee's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Awardee's ability to perform his or her duties with the Company or an Affiliate; or (7) violation of a material Company policy.

     D. RISK OF FORFEITURE.

         1. GENERAL RULE. The granted Shares shall initially be subject to a risk of forfeiture. The Shares subject to a risk of forfeiture shall be referred to herein as "Restricted Shares." The Awardee may not transfer, assign, encumber, or otherwise dispose of any Restricted Shares other than in accordance with this Stock Award Agreement and the Plan. If the Awardee transfers any Restricted Shares in accordance with this Stock Award Agreement and the Plan, then this Section shall apply to the transferee to the same extent as to the transferor.

         2. LAPSE OF RISK OF FORFEITURE. The risk of forfeiture shall lapse as the Awardee vests in the granted Shares in accordance with the vesting schedule set forth in Section I above.


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         3. FORFEITURE OF GRANTED SHARES. The Restricted Shares shall automatically be forfeited and immediately returned to the Company upon the Awardee's Termination of Service; provided that if any Restricted Shares were purchased by the Awardee, then upon the Awardee's Termination of Service, the Company shall have the right to repurchase such Restricted Shares at the original price paid by the Awardee at any time during the 90-day period following the date of the Awardee's Termination of Service. The certificates evidencing the Restricted Shares shall have stamped on them a special legend referring to the Company's right of repurchase.

         4. ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to a risk of forfeiture as provided herein.

         5. ESCROW. Upon issuance, the certificates representing the granted Shares may, at the discretion of the Administrator, be deposited in escrow with the Company to be held in accordance with the provisions of this Stock Award Agreement. If the granted Shares are held in escrow, as provided in this subsection (5), any new, substituted or additional securities or other property described in subsection (4) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the granted Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities) at the time held in escrow shall be paid directly to the Awardee and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture thereof, or (ii) released to the Awardee upon request, but only to the extent that the granted Shares are no longer Restricted Shares.

         E. LEAVE OF ABSENCE. The Awardee shall not incur a Termination of Service when the Awardee goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company (or Affiliate employing him or her) in writing and if continued crediting of service is required by the terms of the leave or by applicable law. However, the Awardee incurs a Termination of Service when the approved leave ends, unless the Awardee immediately returns to active work.

         F. RIGHTS AS A STOCKHOLDER. The Awardee shall have the rights of a stockholder of the Company, including the right to vote the granted Shares.

         G. REGULATORY COMPLIANCE. The issuance of Common Stock pursuant to this Stock Award Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.


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         H. VESTING IF SALE PROHIBITED BY INSIDER TRADING POLICY. The Company
has established an Insider Trading Policy (as such policy shall be amended from time to time, the "Policy") relative to trading while in possession of material, undisclosed information. Under the Policy, officers, directors, employees and consultants of the Company and its subsidiaries are prohibited from trading in securities of the Company during certain "Blackout Periods" as described in the Policy. If a scheduled vesting date for Shares falls on a day during such a Blackout Period, then the Shares that would otherwise have vested on such date shall not vest on such date, but shall instead vest, provided the Awardee remains a Service Provider, on the date that is two (2) business days after the last day of the Blackout Period applicable to the Shares.

         I. WITHHOLDING TAX. The Company's obligation to deliver the granted Shares or to remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state, local and foreign income, and employment tax withholding requirements. The Awardee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Awardee's salary) in cash. At the Administrator's election, the Awardee may pay the withholding amount with Shares (including previously vested granted Shares); provided, however, that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates.

         J. CERTAIN FEDERAL INCOME TAX ISSUES.

                  1. Subject to provisions discussed in subsection (2) below, under Section 83 of the Code, the Awardee will recognize ordinary income upon transfer of the Shares to the Awardee, measured as the difference between the fair market value of the granted Shares on the date of transfer and the amount paid for the granted Shares, if any. The capital gain holding period will begin on the date of transfer.

                  2. To the extent that the granted Shares are subject to a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) on the Grant Date, the Awardee will not recognize ordinary income on the Grant Date. Instead, the Awardee will recognize ordinary income when the granted Shares are no longer subject to a substantial risk of forfeiture (i.e., as the Shares vest). The Awardee's ordinary income is measured as the difference between the amount paid for the granted Shares, if any, and the fair market value of the granted Shares when such Shares are no longer subject to a substantial risk of forfeiture. The capital gain holding period for Shares subject to a substantial risk of forfeiture begins on the date when such Shares are no longer subject to a substantial risk of forfeiture.

                  3. If the Shares are subject to a substantial risk of forfeiture, the Awardee may nonetheless accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code (the "83(b) Election"). If the Awardee makes an 83(b) Election, the excess of (i) the fair market value of the granted Shares on the Grant Date over (ii) the purchase price, if any, paid for the granted Shares will be included in the Awardee's ordinary income. However, if the granted Shares are later forfeited, the Awardee will not be entitled to a tax deduction or a refund of the tax already paid. If the Awardee makes the 83(b) Election, the Awardee will not recognize any additional income when the granted Shares vest and any appreciation in the value of the granted Shares after the election is not taxed as compensation but instead is taxed as capital gain when the granted Shares are sold.


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         4. The 83(b) Election must be filed with the Internal Revenue Service within 30 days after the Shares are transferred. Any ordinary income resulting from the election will be subject to applicable tax withholding requirements, if the Awardee is an employee or former employee. The election is generally irrevocable and cannot be made after the 30-day period has expired. In the event that the Awardee makes an 83(b) Election, the Awardee agrees that (i) the Awardee will promptly provide the Company with a copy of the 83(b) Election, as filed with the Internal Revenue Service, and (ii) the Company may withhold from any payments due to the Awardee any applicable federal, state or local taxes and such other deductions as are prescribed by law and/or the Awardee will pay to the Company all such tax withholding amounts promptly upon request.

         5. THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON THE AWARDEE WITH RESPECT TO THE GRANT OF RESTRICTED SHARES UNDER THE PLAN. IT DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES. IT DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY STATE, MUNICIPALITY OR FOREIGN COUNTRY IN WHICH THE AWARDEE'S INCOME OR GAIN MAY BE TAXABLE. IN ANY EVENT, THE AWARDEE IS HEREBY ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO THE CONSEQUENCES OF MAKING AN 83(b) ELECTION. IF THE AWARDEE DESIRES TO MAKE AN 83(b) ELECTION, THEN IT IS THE AWARDEE'S RESPONSIBILITY TO TIMELY MAKE A VALID ELECTION.

         K. PLAN. This Stock Award Agreement is subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Awardee. The Awardee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan and this Stock Award Agreement.

         L. SUCCESSORS. This Stock Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted successors and assigns.

         M. RESTRICTIONS ON RESALE. The Awardee agrees not to sell any Shares at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction shall apply as long as the Awardee is a Service Provider and for such period of time after the Awardee's Termination of Service as the Administrator may specify.

         N. LOCK-UP AGREEMENT. The Awardee hereby agrees that in connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Securities Act, the Awardee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares (including but not limited to Shares subject to this Award) or any rights to acquire Shares of the Company for such period of time beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period of time shall end not later than 180 days from the effective date of such registration statement. The foregoing limitation shall not apply to shares registered for sale in such public offering.


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         O. ENTIRE AGREEMENT; GOVERNING LAW. This Stock Award Agreement and the
Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee's interest except by means of a writing signed by the Company and the Awardee. This Stock Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

         P. NO GUARANTEE OF CONTINUED SERVICE. THE AWARDEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED SHARES OR PURCHASING SHARES HEREUNDER). THE AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS STOCK AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH AWARDEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE AWARDEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         By the Awardee's signature and the signature of the Company's representative below, the Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of this Stock Award Agreement and the Plan. The Awardee has reviewed this Stock Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Award Agreement and fully understands all provisions of this Stock Award Agreement and the Plan. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Stock Award Agreement and the Plan.

         The Awardee further agrees that the Company may deliver by email all documents relating to the Plan or this Award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Awardee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.


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         By executing this Stock Award Agreement, the Awardee hereby warrants and represents that it is acquiring the Shares for its own account and that it has no intention of distributing, transferring or selling all or any part of the Shares except in accordance with the terms of this Stock Award Agreement and
Section 25102(f) of the California Corporations Code. The Awardee also hereby warrants and represents that it has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the grant of this Award by virtue of its business or financial expertise, or that of any of its professional advisors who are unaffiliated with and who are not compensated by the Company or any of its Affiliates, directly or indirectly.

AWARDEE:                                AMERICAN TECHNOLOGY CORPORATION



                                        By:
------------------------------              ------------------------------------
Signature
                                        Title:
------------------------------                   -------------------------------
Printed Name

Residence

-----------------------------



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